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                                                                     EXHIBIT 5.1

                            NISHITH DESAI ASSOCIATES
                        Legal & Tax Counseling Worldwide


Tel. # : 91 + 22 + 282 0609                                   93-B, Mittal Court
Tel. # : 91 + 22 + 204 0068                                      Nariman Point
Fax # : 91 + 22 + 287 5792                                      Mumbai 400 021


Rediff.com India Limited,
Mahalaxmi Engineering Estate
1st Estate, 1st Floor, L J Road,
Behind Khilani College,
Mahim (West), Mumbai 400 021, India

May 31, 2000


        RE: REDIFF.COM INDIA LIMITED REGISTRATION STATEMENT ON FORM F-1

Ladies and Gentlemen:

We have acted as your counsel in connection with the registration, offering and sale under the Securities Act of 1933, as amended, of up to 2,645,000 equity shares (including up to 345,000 equity shares that the underwriters have the option to purchase to cover over-allotments, if any), par value Rs.5 per share (the "Shares") of Rediff.com India Limited, a company with limited liability incorporated in the Republic of India (the "Company"). Each of the Shares being so registered is represented by two American Depositary Shares. We have examined the registration statement on Form F-1 (the "Registration Statement") filed by you with the United States Securities and Exchange Commission on May 31, 2000 for the purpose of registering the Shares. The Shares are to be sold to the underwriters for resale to the public in a form evidenced by American Depositary Receipts, to be issued by the Depositary, all as described and defined in the Registration Statement and pursuant to the underwriting agreement filed as an exhibit thereto (the "Underwriting Agreement"). As your counsel, we have also examined, under Indian law, the proceedings proposed to be taken in connection with such offering and sale of the Shares.

Strictly limited to Indian law, it is our opinion that the Shares to be sold by the Company in the offering pursuant to the Underwriting Agreement have been duly authorised and validly issued and are fully paid and non-assessable.


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E-MAIL: nda@nishithdesai.com   WEB PAGE: http://www.nishithdesai.com
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NISHITH DESAI ASSOCIATES
May 31, 2000                                                                   2


We hereby confirm to you that subject to the assumptions and limitations set forth therein, the statements set forth under the caption "Taxation--Indian Taxation" in the prospectus included in the Registration Statement constitute our opinion with respect to the Indian income tax consequences of the acquisition, ownership and disposition of the Shares and the American Depositary Shares representing such Shares.

We consent to the reference to our firm under the captions "Validity of Securities," "Taxation--Indian Taxation" and "Enforcement of Civil Liabilities" in the prospectus included as a part of the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement.

Sincerely yours,

/s/ Nishith Desai Associates
Nishith Desai Associates






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93-B, Mittal Court, Nariman Point, Mumbai 400 021, INDIA,
Tel: 91+22+282 0809/204 0068, Fax: 91+22+287 5792